October 24, 2005




Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:       ISA Internationale Inc.

Commissioners:

We have read the statements by registrant ISA Internationale Inc. contained in
Item 4.01 of its Form 8-K dated October 19, 2005, which was filed with the United States Securities and Exchange Commission on October 19, 2005
(copy attached). Stonefield Josephson, Inc. agrees with the statements concerning it in paragraphs one, two, four and five of Item 4.01 in such Form 8-K.


Very truly yours,

/s/stonefield Josephson,Inc.

Stonefield Josephson, Inc.







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